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                                                                    Exhibit 12.1
                                                                    ------------
                                 TRANSTEL S.A.
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
     (Amounts in thousands of pesos of DECember 31, 1998, except ratios)

                                                                            Colombian GAAP
                                                              -----------------------------------------
                                                                        Year ended December 31,
                                                              -----------------------------------------
                                                                 1996             1997          1998
                                                                 ----             ----          ----
Income (loss) before income taxes and
     after minority interest................................  4,243,186         2,605,849   16,709,904
Minority interest in the income (loss) of
     subsidiaries with fixed charges........................  2,654,826         4,759,974   10,004,072
                                                              ---------        ----------   ----------
                                                              6,896,012         7,365,823   26,714,276
                                                              ---------        ----------   ----------

Interest expense............................................  2,250,450         9,408,807   30,606,827
Appropriate portion of rentals
     representative of interest.............................    426,939           591,939      486,645
Amortization of debt issuance costs.........................        -             331,373    2,245,709
Amortization of capitalized or deferred interest............    245,463         1,521,733    2,885,673
                                                              ---------        ----------   ----------
                                                              2,922,852        11,853,852   36,224,854
                                                              ---------        ----------   ----------
Earnings (loss) before income taxes,
     minority interest and fixed charges....................  9,620,864        19,219,675   62,939,130
                                                              =========        ==========   ==========

Fixed charges:
  Interest expense..........................................  2,250,450         9,408,807   30,606,827
  Increase in capitalization of interest....................  7,279,357        10,487,931    3,055,896
Amortization of debt issuance costs.........................        -             331,373    2,245,709
   Appropriate portion of rentals
       representative of interest...........................    426,939           591,939      486,645
                                                              ---------        ----------   ----------
   Total fixed charges......................................  9,956,746        20,820,050   36,395,177
                                                              =========        ==========   ==========

Excess (deficiency) of earnings to
     fixed charges..........................................   (135,881)       (1,600,375)  26,543,953
                                                              =========        ==========   ==========

Ratio of earnings to fixed charges..........................       0.99              0.92         1.73
                                                              =========        ==========   ==========
                                                                                 U.S. GAAP
                                                              -----------------------------------------
                                                                          Year ended December 31,

                                                              -----------------------------------------
                                                                   1996            1997           1998
                                                                   ----            ----           ----
Income (loss) before income taxes and
     after minority interest................................   (4,216,006)     (4,941,077)     9,116,682
Minority interest in the income (loss) of
     subsidiaries with fixed charges........................   (1,759,793)      5,877,671      9,037,799
                                                              -----------      ----------     ----------
                                                               (5,975,799)        936,594     18,154,481
                                                               ----------      ----------     ----------

Interest expense............................................    9,803,423      17,044,196     33,619,389
Appropriate portion of rentals
     representative of interest.............................      105,827         183,215        237,604
Amortization of debt issuance costs.........................          -           331,373      2,245,709
Amortization of capitalized or deferred interest............       10,349          53,463        136,679
                                                              -----------      ----------     ----------
                                                                9,919,599      17,612,247     36,239,381
                                                              -----------      ----------     ----------
Earnings (loss) before income taxes,
     minority interest and fixed charges....................    3,943,700      18,548,841     54,393,862
                                                              ===========      ==========     ==========

Fixed charges:
  Interest expense..........................................    9,803,423      17,044,196     33,619,389
  Increase in capitalization of interest....................      305,855       1,218,730      1,611,451
Amortization of debt issuance costs.........................         -            331,373      2,245,709
   Appropriate portion of rentals
       representative of interest...........................      105,827         183,215        237,604
                                                              ----------       ----------     ----------
   Total fixed charges......................................   10,215,104      18,777,514     37,714,153
                                                              ===========      ==========     ==========

Excess (deficiency) of earnings to
     fixed charges..........................................   (6,271,305)       (228,673)    16,679,708
                                                              ===========      ==========     ==========

Ratio of earnings to fixed charges..........................         0.39             .99           1.44
                                                              ===========      ==========     ==========
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